SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)     September 29, 2004
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                          Washington Federal, Inc.
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          (Exact name of registrant as specified in its charter)




  Washington                           0-25454                     91-1661606
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(State or other jurisdiction    (Commission File Number)        (IRS Employer
of incorporation)                                          Identification No.)




425 Pike Street, Seattle, Washington                                 98101
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(Address of principal executive offices)                           (Zip Code)




Registrant's telephone number, including area code       (206) 624-7930
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                              Not Applicable
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(Former name, former address and former fiscal year, if changed since last report)








Item 8.01.   Other events
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     During the 4th fiscal quarter of 2004 (period ending September 30, 2004)
Washington Federal, Inc. (the "Company") prepaid a total of $200 million of Federal Home Loan Bank advances that carried an interest rate of 5.49%.
The effect of this prepayment will be a loss on the extinguishment of debt of approximately $5.2 million (pretax)that will be reported as a part of the Company's 4th fiscal quarter's statement of operations.
It is anticipated that the prepayment of this advance will improve the Company's net interest margin going forward.


This Current Report on Form 8-K contains forward-looking statements as referenced in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may vary. Factors which could cause actual results to differ from these forward-looking statements include changes in the competitive marketplace, changes in the interest rate environment, economic conditions, outcome of pending litigation, risks associated with credit quality and other factors discussed in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.





                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  WASHINGTON FEDERAL, INC.



Dated: September 29, 2004           By: /s/ Brent J. Beardall
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                                        Brent J. Beardall
                                        Senior Vice President and
                                        Chief Financial Officer